Exhibit 99.1

John Lederer, President and CEO of US Foods,

Elected to Walgreens Boots Alliance Board of Directors

Lederer formerly served as chairman and CEO of Duane Reade

DEERFIELD, lll., 8 April 2015 – Walgreens Boots Alliance, Inc. (Nasdaq: WBA) today announced the election of US Foods President and Chief Executive Officer John Lederer to the board of directors of the newly established global enterprise.

“We are pleased to welcome John to the board of directors as we launch a new era of customer and patient service, growth and value creation for the combined Walgreens Boots Alliance,” said Jim Skinner, executive chairman. “John’s successful record of leading and transforming major retail and wholesale companies, including Duane Reade and US Foods, will help Walgreens Boots Alliance realize its vision to be the first choice for pharmacy, wellbeing and beauty – caring for people and communities around the world.”

“We are fortunate to have John and his exceptional leadership experience in US retail pharmacy and consumer and wholesale business on our board as Walgreens Boots Alliance pursues our ambition to build a global healthcare champion that is always close to our customers’ hearts and minds,” said Stefano Pessina, executive vice chairman and acting chief executive officer.

Lederer was appointed president and CEO of US Foods in September 2010, where he has led a comprehensive brand transformation. Previously, he was chairman and chief executive officer of Duane Reade, where he also led a major transformation to create a new urban drugstore format for New Yorkers, culminating in its strategic sale to Walgreens in 2010. Lederer also enjoyed a highly successful 30-year career at Loblaw Companies Limited, Canada’s largest food distributor, where he served in a variety of senior leadership positions including president from 2000 to 2006. Lederer also serves on the board of directors of Restaurant Brands International Inc. He earned a bachelor’s degree in economics from York University in Toronto, Ontario, Canada.

Lederer’s election to the Walgreens Boots Alliance board fulfills a provision of the Nomination and Support Agreement entered into with JANA Partners, LLC in September 2014 pursuant to which JANA Partners was entitled to recommend an additional independent director, the election of whom was to be mutually agreed to by the company and JANA Partners.

“As an experienced and successful retail and wholesale business leader, with a record of innovation to expand growth and unlock shareholder value, John will help contribute to the success of the Walgreens Boots Alliance global enterprise,” said Barry Rosenstein, managing partner of JANA Partners. “With his leadership and operational experience, strategic insight and proven ability to achieve results, John is an important addition to the board, and I look forward to serving with him.”

“It is a tremendous privilege to join the Walgreens Boots Alliance board as this new global enterprise for health and wellbeing moves forward with a very bright future,” Lederer said. “I am committed to working with the entire board and management to continue advancing customer and patient service the world over, and driving growth and shareholder value.”

ENDS

Walgreens Boots Alliance, Inc.    |     walgreensbootsalliance.com

Notes to Editors:

About Walgreens Boots Alliance

Walgreens Boots Alliance (Nasdaq: WBA) is the first global pharmacy-led, health and wellbeing enterprise in the world.

The company was created through the combination of Walgreens and Alliance Boots in December 2014, bringing together two leading companies with iconic brands, complementary geographic footprints, shared values and a heritage of trusted health care services through pharmaceutical wholesaling and community pharmacy care, dating back more than 100 years.

The company employs over 370,000 people and has a presence in more than 25* countries; it is the largest retail pharmacy, health and daily living destination in the USA and Europe. Including its equity method investments, Walgreens Boots Alliance is the global leader in pharmacy-led, health and wellbeing retail with over 12,800* stores in 11* countries. The company includes the largest global pharmaceutical wholesale and distribution network with over 340* distribution centers delivering to more than 180,000† pharmacies, doctors, health centers and hospitals each year in 19* countries. In addition, Walgreens Boots Alliance is the world’s largest purchaser of prescription drugs and many other health and wellbeing products.

Its portfolio of retail and business brands includes Walgreens, Duane Reade, Boots and Alliance Healthcare, as well as increasingly global health and beauty product brands, such as No 7 and Botanics. More company information is available at www.walgreensbootsalliance.com.

*	As at 30 November 2014 including equity method investments on a pro-forma basis

†	For year ended 30 November 2014 including equity method investments on a pro-forma basis

Media Relations	Contact
USA / Michael Polzin International / Laura Vergani	+1 847 315 2935 +44 (0)207 980 8585

Investor Relations	Contact
US / Ashish Kohli UK / Gerald Gradwell	+1 847 315 3810 +44 (0)207 980 8527

Cautionary Note Regarding Forward-Looking Statements: Statements in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “target,” “guidance,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, those described in Item 1A (Risk Factors) of the Walgreen Co. most recent Annual Report on Form 10-K, as amended, which is incorporated herein by reference, and in other documents that Walgreen Co. or Walgreens Boots Alliance, Inc. files or furnishes with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, we do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.